UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): October 22, 2025

Gulf Resources, Inc.

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

000-20936	13-3637458
(Commission File Number)	(IRS Employer Identification No.)

Level 11, Vegetable Building, Industrial Park of the East City

Shouguang City, Shandong Province 262700

The People’s Republic of China

(Address of principal executive offices and zip code)

+86 (536) 567-0008

(Registrant's telephone number including area code)

 (Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0005 par value	GURE	NASDAQ Capital Market

Item 3.03 Material Modification to Rights of Security Holders.

The information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously disclosed, at the 2025 Annual Meeting of Stockholders of Gulf Resources, Inc. (the “Company”) held on September 9, 2025, the stockholders of the Company approved a proposal to authorize the Company’s Board of Directors (the “Board”) to amend the Company’s Articles of Incorporation (the “Amendment”) with the Secretary of State of the State of Nevada to effect a reverse stock split of the outstanding shares of the Company’s common stock, par value $0.0005 (“Common Stock”) at a reverse split ratio of between 1-for-2 and 1-for-10 as determined by the Board, whereby every 1 to 10 shares of the authorized, issued and outstanding Common Stock will be combined into one share of authorized, issued and outstanding Common Stock.

On October 10, 2025, pursuant to the authority granted by the Company’s stockholders, the Board effectuated and approved a one-for-ten (1:10) reverse stock split ratio (the “Reverse Stock Split”) of the Common Stock. The Reverse Stock Split will become effective at 12:01 am Eastern Time on October 27, 2025 (the “Effective Time”). When the Reverse Stock Split becomes effective, every ten (10) shares of the Company’s issued and outstanding Common Stock immediately prior to the Effective Time shall automatically be reclassified into one (1) share of Common Stock, without any change in the par value per share. The Reverse Stock Split will reduce the number of issued and outstanding shares of Common stock from approximately 13.3 million to approximately 1.3 million. The Reverse Stock Split will not change the total number of authorized shares of Common Stock.

No fractional shares will be issued as a result of the Reverse Stock Split. Stockholders who otherwise would be entitled to receive a fractional share in connection with the Reverse Stock Split will receive one full share of the post-reverse stock split Common Stock in lieu of such fractional share.

Commencing on October 27, 2025, trading of the Company’s Common Stock will continue on The Nasdaq Capital Market on a Reverse Stock Split-adjusted basis. The new CUSIP number for the Company’s Common Stock following the Reverse Stock Split will be 40251W507.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by the full text of the Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On October 17, 2025, the Company issued a press release announcing the Reverse Stock Split, a copy of which is furnished as an exhibit to this report.

The information in this Item 7.01, including Exhibit 99.1 to this report, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The information contained in this Item 7.01 and Exhibit 99.1 shall not be incorporated by reference into any filing under the Exchange Act or the Securities Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

Exhibits

The following exhibits are filed herewith:

Exhibit No.	Exhibit Description
3.1	Certificate of Amendment to the Articles of Incorporation of the Company
99.1	Press Release dated October 22, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GULF RESOURCES, INC.

By:	/s/ Min Li
Name:	Min Li
Title:	Chief Financial Officer

Dated: October 22, 2025